VERTEX ENERGY, INC. 8-K

Exhibit 10.2

FIRST AMENDMENT TO

VERTEX ENERGY, INC. AMENDED AND RESTATED 2020 EQUITY
INCENTIVE PLAN

This First Amendment to Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan (this “Amendment”) is adopted by the Board of Directors (the “Board”) of Vertex Energy, Inc., a Nevada corporation (the “Company”), effective as of April 1, 2024 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted and maintains the Plan;

WHEREAS, pursuant to Section 11.1 of the Plan, the Board has the authority to amend the Plan at any time and from time to time, subject only to certain limitations set forth therein; and

WHEREAS, the Board, with the recommendation of the Compensation Committee of the Board of Directors, has determined that it is advisable and in the best interests of the Company and its shareholders to amend the Plan as set forth in this Amendment, to allow for the Plan to include Restricted Stock Units.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                  Section 1.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“1.2. Awards under the Plan may be made to an Eligible Person in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Stock Awards; (vi) Performance Shares; or (vii) any combination of the foregoing.”

2.                  Section 2.7 of the Plan is hereby deleted in its entirety and replaced with the following:

“2.7. “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Shares, or any combination of the foregoing.”

3.                  A new Section 2.41.A is added to the Plan as follows:

“2.41.A “Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with ARTICLE VIIIA of the Plan.”

First Amendment to the Vertex Energy, Inc.
Amended and Restated 2020 Equity Incentive Plan

4.                  Section 3.4.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“3.4.2 If, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Company, for any reason, including but not limited to a forfeiture of Restricted Stock or Restricted Stock Units or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.”

5.                  A new ARTICLE VIIA shall be added to the Plan as follows:

“ARTICLE VIIA

RESTRICTED STOCK UNITS

7A.1 Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Eligible Persons in such amounts as the Administrator will determine in its sole discretion (“RSU Awards”).

7A.2 Each RSU Award will have such terms and conditions as determined by the Board; provided, however, that each RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award. An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

First Amendment to the Vertex Energy, Inc.
Amended and Restated 2020 Equity Incentive Plan

(ii) Consideration. Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service Status.

(iv) Termination of Continuous Service Status. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service Status terminates for any reason, any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an RSU Award, as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. An RSU Award shall be settled by the issuance of shares of Common Stock. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.”

6.              Section 10.1.3 of the Plan is hereby deleted in its entirety and replaced with the following:

“10.1.3 all outstanding shares of Restricted Stock and Restricted Stock Units with respect to which the restrictions have not lapsed shall be deemed vested, and all such restrictions shall be deemed lapsed and the Restriction Period ended.”

First Amendment to the Vertex Energy, Inc.
Amended and Restated 2020 Equity Incentive Plan

This Amendment shall be effective as of the Effective Date and is hereby incorporated in and forms a part of the Plan.

Except as expressly amended by this Amendment, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the undersigned hereby certifies that the foregoing First Amendment to the Vertex Energy, Inc. Amended and Restated 2020 Equity Incentive Plan was duly adopted by the Board of Directors of Vertex Energy, Inc. on April 1, 2024.

Dated: April 2, 2024

By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer

First Amendment to the Vertex Energy, Inc.
Amended and Restated 2020 Equity Incentive Plan